Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Extra Space Storage Inc. of our report dated March 25, 2015 with respect to the consolidated financial statements of SmartStop Self Storage, Inc. and Subsidiaries as of and for the year ended December 31, 2014 included in the 2014 Annual Report on Form 10-K of SmartStop Self Storage, Inc. We also consent to the reference to our firm under the caption “Experts.”

/s/ CohnReznick LLP

Woodland Hills, California

May 4, 2016